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                            Appendix A



                          CV REIT, INC.

                      NON-EMPLOYEE DIRECTOR
                      1998 STOCK OPTION PLAN

                        TABLE OF CONTENTS
                                                             Page

ARTICLE I.     PURPOSE . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II.    DEFINITIONS . . . . . . . . . . . . . . . . . . .1

ARTICLE III.   ADMINISTRATION. . . . . . . . . . . . . . . . . .2

ARTICLE IV.    SHARES AND OTHER LIMITATIONS. . . . . . . . . . .4

ARTICLE V.     ELIGIBILITY . . . . . . . . . . . . . . . . . . .6

ARTICLE VI.    STOCK OPTIONS . . . . . . . . . . . . . . . . . .6

ARTICLE VII.   TERMINATION PROVISIONS. . . . . . . . . . . . . .8

ARTICLE VIII.  NON-TRANSFERABILITY . . . . . . . . . . . . . . .9

ARTICLE IX.    CHANGE IN CONTROL . . . . . . . . . . . . . . . .9

ARTICLE X.     TERMINATION OR AMENDMENT OF PLAN. . . . . . . . 10

ARTICLE XI.    UNFUNDED PLAN . . . . . . . . . . . . . . . . . 11

ARTICLE XII.   GENERAL PROVISIONS. . . . . . . . . . . . . . . 11

ARTICLE XIII.  EFFECTIVE DATE OF PLAN. . . . . . . . . . . . . 13

ARTICLE XIV.   TERM OF PLAN. . . . . . . . . . . . . . . . . . 14

ARTICLE XV.    NAME OF PLAN. . . . . . . . . . . . . . . . . . 14


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                          CV Reit, Inc.
          Non-Employee Director 1998 Stock Option Plan


                            ARTICLE I.

                             PURPOSE

               The purpose of the CV Reit, Inc. Non-Employee
Director 1998 Stock Option Plan (the "Plan") is to enhance the profitability and value of CV Reit, Inc. (the "Company") for the benefit of its stockholders by enabling the Company: (i) to make automatic annual grants of Stock Options to Non-Employee
Directors, and (ii) to make discretionary grants of Stock Options to induce certain individuals to commence service as Non-Employee
Directors, thereby attracting, retaining and rewarding such Non-Employee Directors and strengthening the mutuality of interests between such Non-Employee Directors and the Company's stockholders.


                           ARTICLE II.

                           DEFINITIONS

    For purposes of the Plan, the following terms shall have the following meanings:

    2.1. "Board" shall mean the Board of Directors of the Company.

    2.2.  "Cause" shall mean, with respect to a Participant's
Termination of Directorship, an act or failure to act that constitutes "cause" for removal of a director under applicable
Delaware law.

    2.3. "Change in Control" shall have the meaning set forth in Article IX.

    2.4. "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision.

    2.5.  "Common Stock" shall mean the common stock, par value
$.01 per share, of the Company.

    2.6. "Company" shall mean CV Reit, Inc., a Delaware corporation, and its successors and assigns.

    2.7. "Effective Date" shall mean the effective date of the Plan as defined in Article XIII.

    2.8. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    2.9. "Fair Market Value" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the last sales price reported for the Common Stock on the applicable date: (i) as reported on the principal national securities exchange on which it is then traded or the Nasdaq Stock Market, Inc., or (ii) if not traded on any such national securities exchange or the Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers. If the Common Stock is not readily tradable on a national securities exchange, the Nasdaq Stock Market, Inc., or any automated quotation system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Board. For purposes of the grant of any Stock Option, the applicable date shall be the date on which the Option is granted or, if the sale of the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the sale of the Common Stock was reported or quoted.

    2.10. "Non-Employee Director" shall mean any director of the Company (other than H. Irwin Levy) who is not an employee of the Company, Montgomery CV Realty Trust, Montgomery CV Realty L.P., Drexel Realty, Inc., Royce Realty, Inc. or any entity affiliated with any of the foregoing.

    2.11. "Participant" shall mean any Non-Employee Director to whom a grant of an Option has been made under the Plan.

    2.12.  "Rule 16b-3" shall mean Rule 16b-3 under Section
16(b) of the Exchange    Act as then in effect or any successor
                         provisions.

    2.13. "Stock Option" or "Option" shall mean any Option to purchase shares of Common Stock granted to any Non-Employee
Director under the Plan.

    2.14. "Termination of Directorship" shall mean, with respect to a Non-Employee Director, that the Non-Employee
Director has ceased to be a director of the Company.

    2.15. "Transfer" or "Transferred" shall mean anticipate, alienate, attach, sell, assign, pledge, hypothecate, encumber, charge or otherwise transfer.


                           ARTICLE III.

                          ADMINISTRATION

    3.1. The Board. The Plan shall be administered and interpreted by the Board.

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    3.2.  Plan Awards.  The Board shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to select the individuals to whom Stock Options may be granted under Section 6.3; to determine the number of Stock Options to be granted to an individual under Section 6.3; to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan and to change such forms from time to time; and to make all other determinations and to take all such steps in connection with the Plan and the Options as the Board, in its sole discretion, deems necessary or desirable.

    3.3. Guidelines. Subject to Article X hereof, the Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Plan into effect, but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith, however noncompliance with Rule 16b-3 shall have no impact on the effectiveness of an Option granted under the Plan.

    3.4. Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company or the Board (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of the Company or the Board, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

    3.5. Reliance on Counsel. The Company or the Board may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

    3.6.  Designation of Consultants/Liability.

         (a) The Board may designate employees of the Company and professional advisors to assist the Board in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Board.

         (b) The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Board, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Options granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer or former officer and member or former member of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's or former officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Stock Options granted to him or her under the Plan.


                           ARTICLE IV.

                   SHARES AND OTHER LIMITATIONS

    4.1.  Shares.

    The aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed 150,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Stock Option granted under the Plan expires, terminates or is cancelled for any reason without having been exercised in full, the number of shares of Common Stock underlying the unexercised Stock Option shall again be available for issuance under the Plan. In determining the number of shares of Common Stock available for issuance under the Plan, if Common Stock has been exchanged by a Participant as full or partial payment to the Company in connection with the exercise of a Stock Option, the number of shares of Common Stock exchanged as payment in connection with the exercise shall again be available for issuance under the Plan.

    4.2.  Changes.

    (a) The existence of the Plan and the Stock Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

    (b) In the event there is any change in the capital structure or business of the Company by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distributions with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company's assets or business, or any similar change affecting the Company's capital structure or business, and the Board determines in good faith that an adjustment is necessary or appropriate under the Plan to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change in order to provide a substantially equivalent benefit to the Participants, then the aggregate number and kind of shares or securities or other property which thereafter may be subject to Options granted under the Plan, the number and kind of shares or other securities or other property (including cash) to be issued upon exercise of an outstanding Stock Option granted under the Plan that is not cancelled or terminated pursuant to another provision of the Plan and the purchase or exercise price of such an Option shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Board in good faith shall be binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and assigns.

    (c) Fractional shares of Common Stock resulting from any adjustment to a Stock Option pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise. No fractional shares of Common Stock shall be issued under the Plan. The Board may reduce the number of shares to a whole number of shares or may, in its sole discretion, pay cash in lieu of any fractional shares of Common Stock in settlement of awards under the Plan. Notice of any adjustment shall be given by the Board to each Participant whose Stock Option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

    (d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of all or substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Board may, in its sole discretion, terminate all outstanding Stock Options, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least thirty (30) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Stock Options that are then outstanding (whether vested or not vested and without regard to any limitations on exercisability otherwise contained in the Stock Option) but contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void. If an Acquisition Event occurs, to the extent the Board does not terminate the outstanding Stock Options pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

    4.3. Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration which is less than as permitted under applicable law.


                            ARTICLE V.

                           ELIGIBILITY

    5.1. Eligibility. Non-Employee Directors automatically receive grants of Stock Options under Section 6.2 and are eligible to receive grants of Stock Options under Section 6.3 in accordance with the terms of the Plan. Eligibility to receive grants of Stock Options under Section 6.3 of the Plan will be determined by the Board in its sole discretion.


                            ARTICLE VI.

                          STOCK OPTIONS

    6.1. Non-Qualified Stock Options. Stock Options granted hereunder shall be non-qualified stock options.

    6.2. Automatic Awards. Without further action by the Board or the stockholders of the Company, but subject to Section 6.3, each Non-Employee Director shall, subject to the terms of the Plan, be granted a Stock Option to purchase 5,000 shares of Common Stock on each January 15th (including, without limitation, on January 15, 1998 (the "Initial Option")) during the term of the Plan, provided that a sufficient number of shares are available under Section 4.1 to satisfy exercise of the Options and, if a sufficient number of shares are not available, each Non-Employee Director shall receive an Option to purchase a pro rata portion of the remaining shares.

    6.3. Initial Awards. The Board shall have the authority, in its sole discretion, to grant to an individual a Stock Option to purchase up to 20,000 shares of Common Stock on the date any individual first commences service as a Non-Employee Director to induce such individual to commence service as a Non-Employee Director. A Non-Employee Director who receives an initial award pursuant to this Section 6.3 shall not be entitled to an automatic award under Section 6.2 until January 15th of the calendar year following the grant of the initial award.

    6.4.  Terms of Options.  Stock Options granted under this
Article VI shall be subject to the following terms and conditions and shall be in such form, not inconsistent with terms of the Plan, as the Board shall deem desirable:

         (a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be equal to the Fair Market Value of the Common Stock at the time of grant.

         (b) Exercisability. Except as otherwise provided herein, the Initial Option shall fully vest and become exercisable one hundred eighty (180) days after the date of grant, provided that the Participant has not incurred a Termination of Directorship prior thereto and all other Options shall be fully vested on the date of grant. Notwithstanding anything else herein, no Stock Option may be exercised on or prior to the sixty-fifth (65th) day after the date on which the Plan is approved by the stockholders of the Company.

         (c) Method of Exercise. Subject to the vesting and waiting period provisions of Section 6(b) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the exercise price. Common Stock purchased pursuant to the exercise of a Stock Option shall be paid for at the time of exercise as follows: (i) in cash or by check, bank draft or money order payable to the order of Company; (ii) if the Common Stock is traded on a national securities exchange or quoted on a national quotation system through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price; (iii) by delivery of Common Stock owned by the Participant for a period of at least six (6) months (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date; or (iv) by such other method approved by the Board. No shares of Common Stock shall be issued until payment thereof, as provided herein, has been made or provided for.

         (d) Option Agreement. Options shall be evidenced by Option agreements in such form as the Board shall approve from time to time.

         (e) Option Term. If not previously exercised, canceled or terminated, each Stock Option shall expire ten
    (10) years after the date the Stock Option is granted.




                           ARTICLE VII.

                      TERMINATION PROVISIONS

    7.1. Termination of Directorship. The following rules apply with regard to Stock Options upon the Termination of Directorship of a Participant:

         (a) Termination of Directorship by Reason of Death. Upon a Participant's Termination of Directorship by reason of death, all then outstanding Stock Options shall fully vest and become exercisable (to the extent unvested on the date of death) and all then outstanding Stock Options shall remain exercisable by the legal representative of the estate at any time within a period of two (2) years from the date of death, but in no event beyond the expiration of the stated term of such Stock Options.

         (b) Termination of Directorship other than for Cause or Death. Upon a Participant's Termination of Directorship on account of resignation, failure to stand for reelection or failure to be reelected or otherwise other than as set forth in Section 7.1(a) or (c), all then outstanding Stock Options held by the Participant may be exercised, to the extent exercisable on the date of such Termination of Directorship, at any time within a period of one (1) year from the date of such Termination of Directorship, but in no event beyond the expiration of the stated term of such Stock Options.

         (c) Termination of Directorship for Cause. Upon removal for Cause, or failure to be renominated for Cause, or if the Company obtains or discovers information after Termination of Directorship that such Participant had engaged in conduct that would have justified a removal for Cause during such directorship, all then outstanding Stock Options of such Participant shall immediately terminate and shall be null and void.

         (d) Termination of Stock Options. Except as provided in Section 7.1(a), Stock Options that were not exercisable during the period that an individual serves as a Non-Employee Director shall not thereafter become exercisable upon a Termination of Directorship for any reason or no reason whatsoever, and such Stock Options shall terminate and become null and void upon a Termination of Directorship.

                          ARTICLE VIII.

                       NON-TRANSFERABILITY
    8.1. Non-Transferability. Except as provided in the last sentence of this Article VIII, no Stock Option shall be Transferred by a Participant otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. No Stock Option shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any Stock Option shall be void, and no such Stock Option shall in any manner be used for the payment of subject to, or otherwise encumbered by or hypothecated for the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Stock Option, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Board may determine at the time of grant or thereafter, that a Stock Option that is otherwise not transferable pursuant to this
Article VIII is transferable in whole or part and in such circumstances, and under such conditions, as specified by the Board.

                           ARTICLE IX.

                        CHANGE IN CONTROL

    9.1. Benefits. In the event of a Change in Control of the Company (as defined below), all outstanding Stock Options granted prior to the Change in Control shall be fully vested and, subject to the second sentence of Section 6.4(b) above, immediately exercisable in their entirety, provided that the Participant has not incurred a Termination of Directorship prior thereto.

    9.2. Change in Control. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred:

         (a) upon any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof) excluding the Company or any employee benefit plan sponsored or maintained by the Company (including any trustee of any such plan acting in his or her capacity as trustee), becoming the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company having at least twenty-five percent (25%) of the total number of votes that may be cast for the election of directors of the Company;

         (b) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

         (c) upon the merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

         (d) upon approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.


                            ARTICLE X.

                 TERMINATION OR AMENDMENT OF PLAN

    10.1. Termination or Amendment. Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in this Article X), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Stock Options granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant. A Non-Employee Director shall have no rights with respect to a Stock Option until such Option is granted pursuant to the terms of the Plan.

           Notwithstanding the first sentence of this Section 10.1, the Board may not effect any amendment that would require the approval of stockholders under applicable law or under any regulation of a national securities exchange or automated quotation system unless such approval is obtained.

                           ARTICLE XI.

                          UNFUNDED PLAN

    11.1. Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments and the value of any securities or other property as to which a Participant has a fixed and vested interest but which are not yet made or issued to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                           ARTICLE XII.

                        GENERAL PROVISIONS

    12.1. Legend. The Board may require each person receiving shares of Common Stock pursuant to the exercise of a Stock Option under the Plan to represent to and agree with the Company in writing that such person is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933 and is acquiring the shares of Common Stock without a view to distribution thereof. In addition to any legend required pursuant to the Plan, the certificates for such shares of Common Stock may include any legend which the Board deems appropriate to reflect any restrictions on Transfer.

    All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    12.2. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    12.3.  No Right to Serve as a Non-Employee Director.
Neither the Plan nor the grant or exercise of any Stock Options hereunder shall impose any obligations on the Company to retain any Participant as a Non-Employee Director nor shall it impose on the part of any Participant any obligation to continue to serve as a Non-Employee Director.

    12.4. Withholding of Taxes. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

    12.5.  Listing and Other Conditions.

         (a) Unless otherwise determined by the Board, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to the exercise of an Option shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed; provided, however, that any delay in the issuance of such shares shall be based solely on a reasonable business decision and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

         (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to the exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Options, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

         (c) Upon termination of any period of suspension under this Section 12.5, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Options.

         (d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

         (e) If the grant of any Option or any sale or delivery of shares of Common Stock pursuant to exercise of an Option adversely affects the Company's qualification as a real estate investment trust within the meaning of Sections 856 through 860 of the Code, the Company shall have no obligation to make such grant, sale or delivery until such grant, sale or delivery will no longer adversely affect such qualification.

    12.6. Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Delaware
(regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

    12.7. Construction. Wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

    12.8. Other Benefits. No Option granted or exercised under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

    12.9. Costs. The Company shall bear all expenses included in administering the Plan, including expenses of issuing Common
Stock pursuant to the exercise of any Options hereunder.

    12.10. Death/Disability. The Board may in its discretion require the transferee of a Participant's Options to supply it with written notice of the Participant's death or disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Board deems necessary to establish the validity of the Transfer of an Option. The Board may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

    12.11. Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

    12.12. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.


                          ARTICLE XIII.

                      EFFECTIVE DATE OF PLAN

    The Plan has been adopted by the Board effective as of January 15, 1998 (the "Effective Date"), subject to and conditioned upon: (i) the approval of the Plan by the stockholders of the Company in accordance with the laws of the State of Delaware and the requirements of any applicable national securities exchange or automated quotation system ("Stockholder Approval"); and (ii) the authorization for listing of the Common Stock initially available for issuance under the Plan by the New York Stock Exchange ("Exchange Authorization"). Grants of Options under the Plan will be made on or after the Effective Date of the Plan; provided that, if the Plan is not approved by the requisite vote of stockholders, all Options which have been granted pursuant to the terms of the Plan shall be null and void. Notwithstanding anything else herein to the contrary, no Options may be exercised prior to Stockholder Approval of the Plan and Exchange Authorization of the Common Stock available for issuance thereunder.

                           ARTICLE XIV.

                           TERM OF PLAN

    No Stock Options shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Stock
Options granted prior to such date may extend beyond that date.


                           ARTICLE XV.

                           NAME OF PLAN

    The Plan shall be known as the "CV Reit, Inc. Non-Employee
Director 1998 Stock Option Plan."

                         OPTION AGREEMENT
                          CV REIT, INC.
                         PURSUANT TO THE
           NON-EMPLOYEE DIRECTOR 1998 STOCK OPTION PLAN



Dear [Eligible Director]:

                      Preliminary Statement

         As a director of CV Reit, Inc. (the "Company") on the [Insert Grant Date/Annual Date of Grant] and pursuant to the terms of the CV Reit, Inc. Non-Employee Director 1998 Stock Option Plan, annexed hereto as Exhibit 1 (the "Plan"), you, as an eligible director, have been granted a nonqualified stock option (the "Option") to purchase the number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), set forth below.

         The terms of the grant are as follows:

         1. Tax Matters. No part of the Option granted hereby is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein, including, without limitation, the provisions requiring stockholder approval and authorization for listing by the New York Stock Exchange of Option shares, you are hereby granted an Option to purchase from
the Company up to [        ] shares of Common Stock, at a price per
share of [$_________] (the "Option Price").

         3. Exercisability. Subject to Sections 4 and 5 below, you may exercise all or any part of your Option on or after the later of: (i) one hundred eighty (180) days after the date of grant or (ii) sixty-five (65) days after the date of approval of the Plan by the stockholders of the Company, provided that, you have not incurred a Termination of Directorship prior thereto. Upon the occurrence of a Change in Control or your death, the Option shall immediately become fully vested and exercisable with respect to all shares subject thereto in accordance with and to the extent provided under the terms of the Plan.

         4. Termination of Option. Unless terminated as provided below or otherwise pursuant to the Plan in the event of a Participant's Termination of Directorship, the Options shall expire on the earlier of: (i) at the end of the one (1) year period commencing on the date of Termination of Directorship other than due to death or (ii) at the end of the two (2) year period commencing on the date of Termination of Directorship due to death. In no event shall the Option be exercisable more than ten (10) years after the date of grant.

         5. Termination of Directorship for Cause. Upon your removal, your failure to stand for reelection or failure to be renominated, all for Cause, or if the Company obtains or discovers information after your termination as a director that you had engaged in conduct during your directorship that would have justified your removal for Cause (as defined in the Plan), the Option shall immediately terminate and shall be null and void.

         6. Restriction on Transfer of Option. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution and consistent with the provisions of the Plan and during your lifetime may be exercised only by you or your guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void. Notwithstanding the foregoing, the Board may determine that an Option that is otherwise not transferable pursuant to Article VIII of the Plan is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Board.

         7. Rights as a Stockholder. You shall have no rights as a stockholder with respect to any shares covered by the Option until you shall have become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

         8. Provisions of Plan Control. This grant is subject to all the terms, conditions and provisions of the Plan and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board and as may be in effect from time to time. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. The annexed copy of the Plan is incorporated herein by reference. If and to the extent that this grant conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this grant shall be deemed to be modified accordingly.

         9. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or, in the case of notice to the Company, by facsimile to the facsimile number set forth below confirmed by simultaneous notice by mail, or when dispatched by telecopy, or one business day after having been dispatched by a nationally recognized courier service or three business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the appropriate party at the address (or, in the case of notice to the Company, facsimile number) set forth below (or such other facsimile number or address as the Company or you shall hereafter from time to time specify).

         If to the Company, to:

               CV Reit, Inc.
               100 Century Boulevard,
               West Palm Beach, Florida 33417
               Attention:

         If to you, to:

               the address indicated below your signature at the end of this grant letter or, if your address is not indicated below, the address indicated in the records of the Company.

         10. Right to Terminate Directorship. Neither the Plan nor the grant of any Option hereunder shall impose any obligations on the Company and/or the stockholders of the Company to retain you as a director, nor shall it impose any obligation on your part to remain as a director of the Company.

                              Sincerely,


                              CV REIT, INC.


                              By:______________________________
                                 Name:
                                 Title:

Accepted:


________________________
[PARTICIPANT]
Address:

________________________

________________________